                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-73142 and 333-42772)of our report dated March 22, 2002, appearing in this Annual Report on Form 11-K of Conexant Systems, Inc. Hourly Employees' Savings Plan for the year ended September 30, 2001.



/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 26, 2002